SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report November 30, 2006
(date of earliest event reported)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (as depositor under the Pooling and Servicing Agreement, relating to the MASTR Adjustable Rate Mortgages Trust 2006-OA2 Mortgage Pass-Through Certificates, Series 2006-OA2)

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2006-OA2
(Exact name of Issuing Entity as specified in its charter) MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC
(Exact name of Depositor as specified in its charter) UBS REAL ESTATE SECURITIES INC.
(Exact name of Sponsor as specified in its charter) MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of Registrant as specified in its charter)
Delaware	333-130373-13	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code (212) 713-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Filing of Financial Guaranty Insurance Policy.

Item 9.01.  Financial Statements and Exhibits.

  Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

99.1

Financial Guaranty Insurance Policy No. 51776-N for the MASTR Adjustable Rate Mortgages Trust 2006-OA2 Mortgage Pass-Through Certificates, Series 2006-OA2, $69,792,000 initial Class Principal Balance, Class 1-A-3 Certificates, $45,218,000 initial Class Principal Balance, Class 2-A-3 Certificates and $109,416,000 initial Class Principal Balance, Class 4-A-2 Certificates.

99.2  Financial Security Assurance Inc. Endorsement No. 1 Financial Guaranty Insurance Policy No 51776-N for  $69,792,000 initial Class Principal Balance, Class 1-A-3 Certificates, $45,218,000 initial Class Principal Balance, Class 2-A-3 Certificates and $109,416,000 initial Class Principal Balance, Class 4-A-2 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By: /s/ Jeffrey B. Lown

Name:

Jeffrey B. Lown

Title:

Executive Director

By: /s/ Sameer Tikoo

Name:

Sameer Tikoo

Title:

Associate Director

Dated: November 30, 2006

Exhibit Index

Exhibit

99.1

Financial Guaranty Insurance Policy No 51776-N for the MASTR Adjustable Rate Mortgages Trust 2006-OA2 Mortgage Pass-Through Certificates, Series 2006-OA2, $69,792,000 initial Class Principal Balance, Class 1-A-3 Certificates, $45,218,000 initial Class Principal Balance, Class 2-A-3 Certificates and $109,416,000 initial Class Principal Balance, Class 4-A-2 Certificates.

99.2

Financial Security Assurance Inc. Endorsement No. 1 Financial Guaranty Insurance Policy No 51776-N for  $69,792,000 initial Class Principal Balance, Class 1-A-3 Certificates, $45,218,000 initial Class Principal Balance, Class 2-A-3 Certificates and $109,416,000 initial Class Principal Balance, Class 4-A-2 Certificates.